Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment 1 to Form S-4 of our report dated March 27, 2025, relating to the financial statements of Willow Lane Acquisition Corp. as of December 31, 2024 and for the period from July 3, 2024 (Inception) through December 31, 2024 which is contained in this Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 13, 2026